                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of United Parcel Service of America, Inc. on Form S-8 of our report dated February 10, 1997, appearing in the Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts-UPS" in the Prospectus, which is part of this Registration Statement.

/s/
DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 13, 1998